UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 25, 2024

STOCK YARDS BANCORP, INC.
(Exact name of registrant as specified in its charter)

Kentucky (State or other jurisdiction of incorporation or organization)	001-13661 (Commission File Number)	61-1137529 (I.R.S. Employer Identification No.)

1040 East Main Street, Louisville, Kentucky, 40206
(Address of principal executive offices)

(502) 582-2571
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	SYBT	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As discussed in Item 5.07 below, at the 2024 annual meeting of shareholders held on April 25, 2024, shareholders of Stock Yards Bancorp, Inc. (the “Company”) approved the Amended and Restated Stock Yards Bancorp, Inc. Omnibus Equity Compensation Plan (the “Amended and Restated Plan”).  The Amended and Restated Plan increased the number of shares of the Company’s Common Stock reserved and available for issuance under the Amended and Restated Plan by 1,000,000 shares. The Amended and Restated Plan also modified various terms and features of the plan to clarify existing provisions, better align the plan with current market practices and add certain features intended to benefit shareholders as follows:

●	Requires a minimum vesting period of one year for at least 95% of the total shares authorized to be issued under the Amended and Restated Plan;
●	Prohibits the payment or vesting of dividends or dividend equivalents on unvested awards;
●	Limits the value of all awards to individual non-employee directors in any calendar year to $100,000;
●	Expressly allows broker-assisted cashless exercises and “net exercises” for stock options;
●
Specifies that stock-based awards will be paid to plan participants whose employment ends within 24 months after a change of control event at the greater of their target values or the actual level of achievement, instead of simply target values; and

●
Requires that all awards be subject to any compensation recovery (claw-back), forfeiture or recoupment policy adopted by the Board of Directors from time to time, including the Company’s Compensation Recoupment Policy recently adopted pursuant to Section 954 of the Dodd-Frank Act.

A summary of the material terms of the Amended and Restated Plan appears on pages 29 to 33 of the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on March 14, 2024 (the “Proxy Statement”), and is incorporated herein by reference. That summary and the foregoing description do not purport to be complete and are qualified in their entirety by reference to the actual text of the Amended and Restated Plan, a copy of which is filed as Exhibit 10.1 hereto and is incorporated into this report by reference.

Item 5.07    Submission of Matters to a Vote of Security Holders.

On April 25, 2024, the Company held its 2024 annual meeting of shareholders (the “Annual Meeting”). Shareholders were requested to consider and vote upon four proposals, each of which is more fully described in the Proxy Statement. As of the record date for the Annual Meeting, there were 29,366,737 shares of Common Stock outstanding and entitled to one vote on each matter presented for vote at the Annual Meeting. At the Annual Meeting, 24,678,810 or 84.03% of the outstanding common shares entitled to vote were represented in person or by proxy. Those shares were voted as set forth below.

1.
The following individuals were nominated in 2024 to serve as directors of the Company until the next annual meeting of shareholders in 2025. All nominees were elected by the following tabulation of votes.

	Votes For	Votes Against	Abstain	Broker Non- Votes
Shannon B. Arvin	19,014,338	675,815	19,740	4,968,917
Paul J. Bickel III	19,463,504	198,241	48,148	4,968,917
Allison J. Donovan	18,939,149	726,063	44,681	4,968,917
David P. Heintzman	19,203,042	411,570	95,281	4,968,917
Carl G. Herde	18,954,148	711,275	44,460	4,968,917
James A. Hillebrand	19,277,160	409,875	22,858	4,968,917
Richard A. Lechleiter	19,163,486	502,697	43,710	4,968,917
Philip S. Poindexter	19,244,145	418,276	47,472	4,968,917
Stephen M. Priebe	18,285,878	1,343,808	80,207	4,968,917
Edwin S. Saunier	19,483,503	204,102	22,288	4,968,917
John L. Schutte	19,511,388	154,982	43,523	4,968,917
Laura L. Wells	16,788,107	2,837,574	84,212	4,968,917

2.
Ratification of the selection of FORVIS, LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2024 was approved by the following tabulation of votes.

For	23,086,093
Against	76,713
Abstain	1,516,004

3.	The proposal to approve a non-binding resolution to approve the compensation of the Company’s named executive officers was approved by the following tabulation of votes.

For	19,168,714
Against	394,578
Abstain	146,601
Broker Non-Votes	4,968,917

4.	The proposal to approve the amendment and restatement of the 2015 Omnibus Equity Compensation Plan was approved by the following tabulation of votes.

For	19,038,003
Against	461,612
Abstain	210,278
Broker Non-Votes	4,968,917

Item 9.01     Financial Statements and Exhibits.

(d)  Exhibits

10.1	Stock Yards Bancorp, Inc. Amended and Restated Omnibus Equity Compensation Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2024	STOCK YARDS BANCORP, INC.

	By:	/s/ T. Clay Stinnett
T. Clay Stinnett, Executive Vice
President, Treasurer and Chief
Financial Officer